                                                                 EXHIBIT 4(27)

                           RIO HOTEL AND CASINO, INC.
                                    GUARANTY

      THIS GUARANTY (as amended, supplemented or otherwise modified from time to time, this "Guaranty") is made as of December 18, 1998 by the undersigned ("Guarantor") in favor of Bank of America National Trust and Savings Association, as agent (the "Agent"), with reference to the Loan Agreement of even date herewith among Rio Properties, Inc. (the "Company"), Rio Leasing, Inc. ("Rio Leasing" and collectively with the Company, the "Borrowers"), the Lenders therein named, and the Agent (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). All terms used herein and not otherwise defined in this Guaranty are used as defined in the Loan Agreement.

                                    RECITALS

      A. Financial accommodations extended by the Lenders and the Agent (collectively, the "Guaranteed Parties") to Borrowers will benefit the Guarantor directly and indirectly.

      B. The Guaranteed Parties are willing to extend such financial accommodations to Borrowers on the condition that such accommodations be guaranteed by the Guarantor.

      Now, therefore, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged:

      1. As set forth in this Guaranty, Guarantor unconditionally guarantees and promises to pay to the Guaranteed Parties, on order, or demand, in lawful money of the United States, any and all of the Indebtedness (as hereafter defined) owing to each of the Guaranteed Parties. This guarantee is a guarantee of prompt payment and performance of the guaranteed obligations when due and is not merely a guarantee of collection.

      2. "Indebtedness" as used herein shall mean all principal, interest, fees, charges, penalties, expenses, payments, and all other amounts due from Borrowers to the Guaranteed Parties or any of them from time to time under the Loan Agreement or any other Loan Document whether now existing or hereafter arising, whether by reason of amendment or otherwise, whether due or to become due, absolute or contingent, liquidated or unliquidated, whether Borrowers may be liable individually or jointly with others.

      3. The liability of Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

            (a) any lack of validity or enforceability of the Loan Agreement or any other Loan Document or other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness or of any of the Loan Documents, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other Loan Document including, without limitation, any increase in the Indebtedness or other obligations under the Loan Documents resulting from the extension of additional credit to Borrowers or otherwise;

            (c) any enforcement of any Loan Document, including the taking, holding or sale of any collateral or any termination or release of any Collateral from the Liens created by any Collateral Documents, or the non-perfection of any Liens created by any Collateral Documents;

            (d) whether recovery upon such Indebtedness may be or hereafter become barred by any statute of limitation; or

            (e) any change, restructuring or termination of the corporate structure or existence of the Company, Rio Leasing or any other party.

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Company, Rio Leasing, Guarantor or otherwise, all as though such payment had not been made.

      4. This is a continuing Guaranty relating to any Indebtedness, including Indebtedness arising under successive transactions which shall either continue the Indebtedness or from time to time renew any portion of it after satisfaction. Any payment by Guarantor shall not reduce its obligations hereunder, unless written notice to that effect be actually received by the Agent at or prior to the time of such payment.

      5. The obligations hereunder are independent of the obligations of Borrowers or Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrowers or Guarantor or whether Borrowers or Guarantor be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

      6. Guarantor authorizes each of the Guaranteed Parties, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the principal amount of such Indebtedness or the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof; and (d) release or substitute any one or more of the endorsers or guarantors.

      7. Guarantor hereby waives, to the extent permitted by applicable law: (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness or any other obligations under the Loan Documents or this Guaranty; (b) any requirement that the Agent, any other Guaranteed Party or any other Person protect, secure or insure any Lien or any collateral or other property subject thereto or exhaust any right or take any action against Borrowers or any other Person or any Collateral; (c) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any other Guaranteed Party which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against Borrowers or any other Person or any Collateral; (d) any duty on the part of the Agent or any other Guaranteed Party to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of Borrowers or any other party to any of the Loan Documents and its assets now known or hereafter known by the Agent or any other Guaranteed Party; (e) all presentments, demands for performance, demands for payment, notices of nonperformance, protests, notices of protests, notices of dishonor or default to the Guarantor or any other party with respect to the Indebtedness or Loan Documents, and notices of acceptance of this Guaranty and of the existence, creation, or incurrence of new or additional Indebtedness; (f) any rights to extension, composition or otherwise under the Bankruptcy Code or any amendments thereof, or under any state or other federal statute; and (i) any right to claim or claim of right to cause a marshaling of Borrowers' assets. No notice to or demand on the Guarantor shall be deemed a waiver of the obligation of the Guarantor or the right of the Guaranteed Parties to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

      8. Except to the extent otherwise permitted under the Loan Agreement, Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrowers or Guarantor, whether due or to become due, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether in respect of reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guaranteed Party against Borrowers or Guarantor or any Collateral which any Guaranteed party now has or hereafter acquires, or otherwise, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from Borrowers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Indebtedness shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Agent for the benefit of the Guaranteed Parties to be credited and applied to the Indebtedness. Guarantor understands that if the Guaranteed Parties foreclose against any Property securing the Indebtedness, that foreclosure may impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrowers or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amount paid by Guarantor under this Guaranty. By executing this Guaranty, guarantor (i) waives and relinquishes any defense based on the foregoing and agrees that Guarantor will be fully liable under this Guaranty even though the Guaranteed Parties foreclose against any Property security for the Indebtedness; and (ii) agrees that Guarantor will not assert any such defense in any action or proceeding which any of the Guaranteed Parties may commence to enforce this Guaranty and (iii) in accordance with NRS 40.495, waives the provisions of NRS
40.430. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waivers set forth in this Section 8 are knowingly made in contemplation of such benefits and that such waivers are a material part of the consideration the Guaranteed Parties are receiving for extending financial accommodations to Borrowers.

      9. Guarantor agrees that, to the extent that any of Borrowers or Guarantor makes a payment or payments to any Guaranteed Party or any Guaranteed Party receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to Borrowers or Guarantor, any estate, trustee, receiver or other party in respect thereof, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Guarantor shall defend and indemnify each Guaranteed Party from and against any claim or loss under this
Section 9 (including reasonable attorneys' fees and expenses (including the allocated costs of inhouse counsel)) in the defense of any such action or suit.

      10. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Borrowers such information concerning Borrowers' financial condition or business operations as Guarantor may require, and that no Guaranteed Party has any duty at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrowers.

      11. To secure all of the Guarantor's obligations hereunder, Guarantor assigns, pledges and grants to each of the Guaranteed Parties a security interest in property of Guarantor as more fully set forth in the Parent Pledge and Security Agreement.

      12. To the extent not otherwise waived hereby, any obligations of Borrowers to Guarantor, now or hereafter existing are hereby subordinated to the Indebtedness. Such obligations of Borrowers to Guarantor, if the Agent so requests after the occurrence of any Event of Default, shall be enforced and performance received by the Guarantor as trustee for each of the Guaranteed Parties and the proceeds thereof shall be paid over to the Agent, for the benefit of the Guaranteed Parties, on account of the Indebtedness, but without reducing or affecting in any manner the maximum liability of Guarantor under the other provisions of this Guaranty.

      13. This Guarantee may not be revoked at any time by the Guarantor. If Guarantor seeks to revoke, return, or cancel its obligations under this Guaranty, and subsequently any payment or transfer of any interest in property by Borrowers to any Guaranteed Party is rescinded or must be returned by such Guaranteed party to Borrowers, this Guaranty by Guarantor shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

      14. Guarantor hereby represents and warrants as follows:

            (a) Corporate Existence and Power. It is a corporation duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, has all requisite power and authority, including, without limitation, all licenses, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals, to owns its property and assets and to carry on its business as presently conducted and is duly qualified and is in good standing as a foreign corporation and is authorized to do business in each jurisdiction where such qualification or authorization is required, except where the failure to so qualify, to be authorized or to be in good standing would not result in a Material Adverse Effect upon the business, operations, assets or financial or other condition of Guarantor. It has the corporate power to execute, deliver and perform its obligations under this Guaranty and the Parent Pledge and Security Agreement.

            (b) Corporate authorization; No Contravention. The execution, delivery and performance by it of this Guaranty and the Parent Pledge and Security Agreement (i) have been duly authorized by all requisite corporate and, if required, stockholder or other action, and (ii) will not
      (A) violate (1) any Requirement of Law or its certificate or articles of incorporation or other constitutive documents or its by-laws or regulations, (2) any order of any court, or any rule, regulation or order of any other agency of government bringing upon it, or (3) any provisions of any indenture, agreement or other instrument to which it is a party, or by which it or any of its properties or assets is or may be bound, which violation would be likely to result in a Material Adverse Effect upon its business assets or financial or other condition, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii)(A)(3) above which violation would be likely to result in a Material Adverse Effect upon its business assets or financial or other condition, or (iii) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its Property other than as contemplated by the Parent Pledge and Security Agreement.

            (c) Governmental Authorization. All consents and approvals of, filings and registrations with, and other actions in respect of, all governmental agencies, authorities or instrumentalities which are or will be required by it in connection with the execution, delivery and performance of this Guaranty and the Parent Pledge and Security Agreement have been, obtained, given, filed or taken and are in full force and effect, other than any which the failure to obtain, give, file or take would not have a Material Adverse Effect upon the legality, validity, binding effect or enforceability of or its ability to perform under this Guaranty or the Parent Pledge and Security Agreement to perform timely its obligations under or in connection with this Guaranty or the Parent Pledge and Security Agreement.

            (d) Binding Effect. This Guaranty and any other Loan Document to which it is a party constitutes its legal, valid and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

            (e) Litigation. There are no actions, suits, proceedings, claims or disputes pending, at law, in equity, in arbitration or before any Governmental Authority, against it or its Subsidiaries or any of their respective properties (or to its best knowledge, threatened or contemplated by any Governmental Authority against it or its Subsidiaries or any of its properties) which:

                  (i) purport to affect or pertain to this Guaranty or any Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (ii) is reasonably likely to have a Material Adverse Effect upon (A) the consummation of the transactions contemplated by the Loan Agreement, (B) the legality, validity or enforceability of this Guaranty or any other Loan Document, or (C) its the business, operations, assets or financial or other condition. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Guaranty or any other Loan Document.

            (f) Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

            (g) No Reliance. It has, independently and without reliance upon any Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

      15. Guarantor hereby covenants and agrees that it will comply with all of the obligation, requirements and restrictions in the covenants contained in Articles 6 and 7 of the Loan Agreement to the extent that they are applicable to such Guarantor. Guarantor further covenants and agrees that it will cause each of its Subsidiaries to comply with all terms of the Loan Agreement and each other Loan Document. Guarantor further covenants and agrees that, except as otherwise permitted by the Loan Agreement, it will:

            (a) Unless otherwise delivered by Borrowers, deliver to the Agent, with sufficient copies for each of the other Guaranteed Parties, in form and detail satisfactory to the Agent and the Majority Lenders, financial information relating to Guarantor as set forth in Sections 6.01 and 6.02 of the Loan Agreement;

            (b) Not sell or exchange its assets (including the stock of any Subsidiary thereof), other than as may be permitted by any Loan Document; and

            (c) Not merge into or consolidate or combine with any other Person, except that it may be merged, consolidated or liquidated into or combined with either Borrower (i) if permitted under the Loan Documents and (ii) the Person which shall become the legal or beneficial owner of one or more shares of the capital stock of the applicable Borrower or other interest in, or right to acquire an interest in, the applicable Borrower shall, prior to the consummation of such merger, enter into a security agreement with the Agent, for the benefit of the other Guaranteed Parties, upon substantially the same terms and conditions as the Parent Pledge and Security Agreement and in all respects satisfactory to the Guaranteed Parties, pursuant to which such Person shall agree to pledge all of such shares, interests and rights to the Agent for the benefit of the Guaranteed Parties.

      16. Each Guaranteed Party may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, assign the Indebtedness and this Guaranty, in whole or in part in accordance with the provisions of the Loan Agreement. Guarantor agrees that each Guaranteed Party may, subject to the provisions of the Loan Agreement, disclose to any prospective purchaser and any purchaser of all or part of the Indebtedness any and all information in such Guaranteed Party's possession concerning such Guarantor, this Guaranty and any security for this Guaranty.

      17. Guarantor agrees to pay all reasonable attorneys' fees, the allocated costs of the Agent's in-house counsel, and all other and expenses which may be incurred by any Guaranteed Party in the enforcement of this Guaranty.

      18. This Guaranty shall be governed by and construed according to the laws of the State of Nevada.

            EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.

                                         GUARANTOR:

                                         RIO HOTEL AND CASINO, INC.,
                                         a Nevada corporation


                                         By: /s/ Ronald J. Radcliffe
                                            ------------------------------------

                                         Title: Vice President - Treasurer
                                               ---------------------------------


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:
                                                3700 W. Flamingo Road
                                                Las Vegas, Nevada, 89103
                                                Attn:  Chief Executive Officer